United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2010

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia		30339-3314
(Address of principal executive offices)		(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 6, 2010, Gentiva Health Services, Inc. (the “Company”) issued a press release on the subject of 2010 first quarter earnings for the Company. A copy of such release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its investor conference call on May 6, 2010, the Company plans to announce that following the Company’s Annual Meeting of Shareholders on May 13, 2010 it is expected that Eric R. Slusser will succeed John R. Potapchuk as the Company’s Chief Financial Officer and John N. Camperlengo will succeed Stephen B. Paige as the Company’s General Counsel. These changes will complete the Company’s planned management succession to its Atlanta corporate headquarters.

Mr. Slusser is currently Senior Vice President, Finance, of the Company, and Mr. Camperlengo is currently Senior Vice President, Deputy General Counsel and Chief Compliance Officer of the Company. Mr. Potapchuk will remain with the Company as Special Advisor to the Chief Financial Officer, and Mr. Paige will remain with the Company as Special Advisor to the General Counsel. Both Mr. Potapchuk and Mr. Paige will continue to be based in Melville, New York, as each executive transitions towards retirement from the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith pursuant to Item 2.02:

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)

/s/ John R. Potapchuk
John R. Potapchuk
Executive Vice President, Chief Financial Officer and Treasurer

Date: May 6, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release

4